Exhibit 11.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the use by incorporation in the Offering Circular of Public Sneaker Collection LLC constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor’s Report dated April 29, 2022 relating to the consolidated financial statements of Otis Collection LLC on a consolidated basis, which comprise the consolidated balance sheets of Otis Collection LLC as of December 31, 2021 and 2020, and the related consolidated statements of operations, changes in members’ equity/(deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements and to the financial statements of each listed Series of Otis Collection LLC, which comprise each listed Series’ balance sheet as of December 31, 2021, and the related statements of operations, changes in members’ equity/(deficit), and cash flows for the period ended December 31, 2021 for each listed Series, and the related notes to each listed Series’ financial statements.

We consent to the use by incorporation in the Offering Circular of Public Sneaker Collection LLC constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor’s Report dated April 29, 2022 relating to the consolidated financial statements of Otis Gallery LLC on a consolidated basis, which comprise the consolidated balance sheets of Otis Gallery LLC as of December 31, 2021 and 2020, and the related consolidated statements of operations, changes in members’ equity/(deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements and to the financial statements of each listed Series of Otis Gallery LLC, which comprise each listed Series’ balance sheet as of December 31, 2021, and the related statements of operations, changes in members’ equity/(deficit), and cash flows for the period ended December 31, 2021 for each listed Series, and the related notes to each listed Series’ financial statements.

/s/ Artesian CPA, LLC
Denver, CO

November 14, 2022

Artesian CPA, LLC
1624 Market Street, Suite 202 | Denver, CO 80202
p:  877.968.3330  f: 720.634.0905
info@ArtesianCPA.com | www.ArtesianCPA.com